EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation of our report dated February 18, 2000, with respect to the Omega Research, Inc. consolidated financial statements as of December 31, 1999 and 1998 and for each of the years in the three-year period ended December 31, 1999, included in its Annual Report on Form 10-K for the year ended December 31, 1999, and to all references to our Firm included in or made a part of this Registration Statement.

/S/ ARTHUR ANDERSEN LLP
---------------------------
Arthur Andersen LLP

Miami, Florida,
  April 26, 2000.